Exhibit 10.2

THIS INSTRUMENT CONTAINS AN AFFIDAVIT OF CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS BORROWER MAY HAVE AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST BORROWER WITHOUT ANY FURTHER NOTICE.

NEITHER THE ISSUANCE OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $650,000.00	Issue Date: June 24, 2021
Actual Amount of Purchase Price: $650,000.00

SENIOR SECURED PROMISSORY NOTE

FOR VALUE RECEIVED, OMNIA WELLNESS INC., a Nevada corporation (hereinafter called the “Borrower” or the “Company”) (Trading Symbol: OMWS), hereby promises to pay to the order of AUCTUS FUND, LLC, a Delaware limited liability company, or registered assigns (the “Holder”), in the form of lawful money of the United States of America, the principal sum of $650,000.00 (subject to adjustment herein) (the “Principal Amount”) and to pay interest on the unpaid Principal Amount hereof at the rate of twelve percent (12%) (the “Interest Rate”) per annum (with the understanding that the first twelve months of interest (equal to $78,000.00) shall be guaranteed and earned in full as of the Issue Date) from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise, as further provided herein. The maturity date shall be twelve (12) months from the Issue Date (the “Maturity Date”) and is the date upon which the outstanding Principal Amount as well as any accrued and unpaid interest and other fees shall be due and payable (in addition to all payment obligations under Section 4.13 of this Note).

This Note may not be prepaid or repaid in whole or in part except as otherwise explicitly set forth herein.

Any Principal Amount or interest on this Note which is not paid when due shall bear interest at the rate of the lesser of (i) sixteen percent (16%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid (“Default Interest”). Default Interest shall be computed on the basis of a 365-day year and the actual number of days elapsed.

All payments due hereunder in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated as of the Issue Date, pursuant to which this Note was originally issued (the “Purchase Agreement”). As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. As used herein, the term “Trading Day” means any day that shares of Common Stock are listed for trading or quotation on the Principal Market (as defined in the Purchase Agreement), provided, however, that if the Common Stock is not then listed or quoted on any Principal Market, then any calendar day.

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This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

In connection with the issuance of this Note, the Borrower issued the Second Warrant (as defined in the Purchase Agreement) to Holder as a commitment fee, provided, however, that the Second Warrant must be cancelled and extinguished in its entirety if the Note is fully repaid and satisfied on or prior to the Maturity Date, subject further to the terms and conditions of this Note.

The following terms shall also apply to this Note:

ARTICLE I. EFFECT OF CERTAIN EVENTS AND PREPAYMENT

1.1. Fundamental Transaction. If, at any time prior to the full repayment of all amounts owed under this Note, (i) the Company effects any consolidation, merger, or other business combination of the Company with or into another entity and the Company is not the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) for other securities, cash or property and the holders of at least 50% of the Common Stock accept such offer, or (iv) the Company effects any recapitalization, reorganization, reclassification, or other similar event, as a result of which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock) (in each of the aforementioned cases in this Section 1.1(i) through (iv), a “Fundamental Transaction”), then the Company shall be required to pay to the Holder upon the consummation of and as a condition to such Fundamental Transaction an amount equal to the Default Amount (defined in Section 3.20), and upon such payment, this Note shall be deemed paid in full. The Borrower shall not effectuate any Fundamental Transaction unless (a) it first gives, to the extent practicable, at least fifteen (15) days prior written notice of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of such Fundamental Transaction and (b) the Company fully complies with this Section 1.1.

1.2. Prepayment. At any time prior to the date that an Event of Default occurs under this Note (the “Prepayment Period”), the Borrower shall have the right, exercisable on one (1) Trading Day prior written notice to the Holder of the Note, to prepay the outstanding Principal Amount and interest then due under this Note in accordance with this Section 1.2. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be one (1) Trading Day from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the amounts designated below to or upon the order of the Holder as specified by the Holder in writing to the Borrower. If the Borrower exercises its right to prepay the Note in accordance with this Section 1.2, the Borrower shall make payment to the Holder of an amount in cash equal to the sum of: (w) 100% multiplied by the Principal Amount then outstanding plus (x) accrued and unpaid interest on the Principal Amount to the Optional Prepayment Date plus (y) $750.00 to reimburse Holder for administrative fees. If the Borrower delivers an Optional Prepayment Notice and fails to pay the applicable prepayment amount due to the Holder of the Note as provided in this Section 1.2 on the respective Optional Prepayment Date (the aforementioned Optional Prepayment Date on which such payment failure occurred shall be referred to as the “Prepayment Failure Date”), then the Borrower shall forever forfeit its right to prepay any part of the Note pursuant to this Section 1.2 and the Holder shall no longer be required to cancel and extinguish the Second Warrant under any circumstances.

1.3. Repayment from Proceeds. If, at any time prior to the full repayment of all amounts owed under this Note, the Company receives cash proceeds from any source or series of related or unrelated sources (other than from revenues in the ordinary course of business), including but not limited to, the issuance of equity or debt, the conversion of outstanding warrants of the Borrower, the issuance of securities pursuant to an equity line of credit of the Borrower or the sale of assets, the Borrower shall, within one (1) business day of Borrower’s receipt of such proceeds, inform the Holder of or publicly disclose such receipt, following which the Holder shall have the right in its sole discretion to require the Borrower to immediately apply all or any portion of such proceeds to repay all or any portion of the outstanding Principal Amount and interest (including any Default Interest) then due under this Note. Notwithstanding the foregoing, in no event shall any proceeds received from the Reg A+ Offering be subject to this Section 1.3 of this Note until and unless the Company receives gross proceeds thereunder in excess of $5,000,000.

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ARTICLE II. RANKING AND CERTAIN COVENANTS

2.1 Ranking and Security. This Note shall be a senior secured obligation of the Borrower, with priority over all existing and future indebtedness of the Borrower, as provided in that certain security agreement entered into between the Borrower and the Holder on the Issue Date (the “Security Agreement”).

2.2 Other Indebtedness. In addition to all obligations under the Security Agreement, and so long as the Borrower shall have any obligation under this Note, the Borrower shall not (directly or indirectly through any Subsidiary or affiliate) incur or suffer to exist or guarantee any indebtedness that is senior to or pari passu with (in priority of payment and performance) the Borrower’s obligations hereunder, including but not limited to (a) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, including any type of letters of credit, (b) all obligations of the Borrower evidenced by notes, bonds, debentures or other similar instruments, (c) purchase money indebtedness hereafter incurred by the Borrower to finance the purchase of fixed or capital assets, including all capital lease obligations of the Borrower which do not exceed the purchase price of the assets funded, (d) all guarantee obligations of the Borrower in respect of obligations of the kind referred to in clauses (a) through (c) above that the Borrower would not be permitted to incur or enter into, and (e) all obligations of the kind referred to in clauses (a) through (d) above that the Borrower is not permitted to incur or enter into that are secured and/or unsecured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured and/or unsecured by) any lien or encumbrance on property (including accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such obligation.

2.3 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

2.4 Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, or repay any pari passu or subordinated indebtedness of Borrower.

2.5 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent by Holder to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.6 Advances and Loans; Affiliate Transactions. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the Issue Date and which the Borrower has informed Holder in writing prior to the Issue Date or that are disclosed in the SEC Documents, (b) in regard to transactions with unaffiliated third parties, made in the ordinary course of business or (c) in regard to transactions with unaffiliated third parties, not in excess of $100,000. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, repay any affiliate (as defined in Rule 144) of the Borrower in connection with any indebtedness or accrued amounts owed to any such party.

2.7 Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Borrower shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Borrower does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10) Transaction while this note is outstanding, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of a cash payment or added to the balance of this Note.

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2.8 Preservation of Business and Existence, etc. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, (a) change the nature of its business; (b) sell, divest, change the structure of any material assets other than in the ordinary course of business; (c) enter into any Variable Rate Transaction; or (d) enter into any merchant cash advance transactions. In addition, so long as the Borrower shall have any obligation under this Note, the Borrower shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries (other than dormant Subsidiaries that have no or minimum assets) to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

2.9 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

2.10 Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note.

ARTICLE III. EVENTS OF DEFAULT

It shall be considered an event of default if any of the following events listed in this Article III (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the Principal Amount hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise, or fails to fully comply with Section 1.3 of this Note.

3.2 Transfer Agent Obligations. The Borrower (i) fails to issue Exchange Shares to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the exercise rights of the Holder in accordance with the terms of the Warrants (as defined in the Purchase Agreement) (the “Warrants”), (ii) fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any Exchange Shares issuable to the Holder upon exercise of or otherwise pursuant to the Warrants as and when required by the Warrants, (iii) fails to reserve the required amount of Common Stock pursuant to the Warrants as and when required by the Warrants, (iii) directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any Exchange Shares issuable to the Holder upon exercise of or otherwise pursuant to the Warrants as and when required by the Warrants, (iv) fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) with respect to any Exchange Shares issued or issuable to the Holder upon exercise of or otherwise pursuant to the Warrants as and when required by the Warrants (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph), and/or (v) fails to remain current in its obligations to its transfer agent (including but not limited to payment obligations to its transfer agent).

3.3 Breach of Agreements and Covenants. The Borrower breaches any material agreement, covenant or other material term or condition contained in the Purchase Agreement, this Note, the Warrants, Irrevocable Transfer Agent Instructions (as defined in the Purchase Agreement), Security Agreement, Subsidiary Guarantee (as defined in the Purchase Agreement), or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made in the Purchase Agreement, this Note, the Warrants, Irrevocable Transfer Agent Instructions, Security Agreement, Subsidiary Guarantee, or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to any such agreements, statements or certificates.

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3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed for the Borrower without its consent and shall not be discharged within sixty (60) days after such appointment.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.8 Failure to Comply with the 1934 Act. At any time after the Issue Date, the Borrower shall fail to comply with the reporting requirements of the 1934 Act and/or the Borrower shall cease to be subject to the reporting requirements of the 1934 Act.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower.

3.11 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.12 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note, the Purchase Agreement or the Warrants.

3.13 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock with respect to the Warrants) signed by the successor transfer agent to Borrower and the Borrower.

3.14 Cross-Default. The declaration of an event of default by any lender or other extender of credit to the Company under any notes, loans, agreements or other instruments of the Company evidencing any indebtedness of the Company (including those filed as exhibits to or described in the Company’s filings with the SEC), after the passage of all applicable notice and cure or grace periods.

3.15 Variable Rate Transactions. The Borrower consummates a Variable Rate Transaction at any time on or after the Issue Date (excluding the Warrants).

3.16 Inside Information. Any attempt by the Borrower or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Borrower or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not immediately cured by Borrower’s filing of a Form 8-K pursuant to Regulation FD on that same date

3.17 Unavailability of Rule 144. If, at any time after the date that is the later of (a) six (6) calendar months after the Issue Date and (b) January 11, 2022, the Holder is unable to (i) obtain a standard legal opinion letter from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s exercise of any portion of the Warrants pursuant to the terms of the Warrants into free trading shares of the Borrower’s Common Stock pursuant to an available exemption from registration, and/or (ii) thereupon deposit such shares into the Holder’s brokerage account.

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3.18 Delisting or Suspension of Trading of Common Stock. If, at any time on or after the Issue Date, the Borrower’s Common Stock (i) is suspended from trading, (ii) halted from trading, and/or (iii) fails to be quoted or listed (as applicable) on a Principal Market.

3.19 Failure to Pay an Amortization Payment. The Borrower fails to pay an Amortization Payment (as defined in this Note) when due as provided in Section 4.13 of this Note.

3.20 Rights and Remedies Upon an Event of Default. Upon the occurrence of any Event of Default specified in this Article III, the Holder shall no longer be required to cancel and extinguish the Second Warrant under any circumstances, this Note shall become immediately due and payable, and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Principal Amount then outstanding plus accrued interest through the date of full repayment multiplied by 125% (collectively the “Default Amount”), as well as all costs, including, without limitation, legal fees and expenses, of collection, all without demand, presentment or notice, all of which hereby are expressly waived by the Borrower.

Upon the occurrence of any Event of Default, and in addition to any other right or remedy of the Holder hereunder, under the related transaction documents, or otherwise at law or in equity, the Borrower hereby irrevocably authorizes and empowers Holder or its legal counsel, each as the Borrower’s attorney-in-fact, to appear ex parte and with notice to the Borrower to confess judgment against the Borrower for the unpaid amount of this Note. The judgment shall set forth the amount then due hereunder, plus attorney’s fees and cost of suit, and to release all errors, and waive all rights of appeal. The Borrower waives the right to contest Holder’s rights under this section, including without limitation the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing right and power to confess judgment will be deemed to exhaust such power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, and such power shall continue undiminished and may be exercised from time to time as the Holder may elect until all amounts owing on this Note have been paid in full. The Borrower shall provide a signed and notarized copy of the affidavit of confession of judgment attached hereto as Exhibit “A” on or before the Closing Date.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Holder existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, e-mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by e-mail or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

OMNIA WELLNESS INC.
999 18th Street, Suite 3000
Denver, CO 80202
Attention: Steve Howe
Jainal Bhuiyan
e-mail: showe@solajet.com
JBhuiyan@omniawellness.com

If to the Holder:

AUCTUS FUND, LLC
545 Boylston Street, 2nd Floor
Boston, MA 02116

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4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. The Borrower shall not assign this Note or any rights or obligations hereunder without the prior written consent of the Holder. The Holder may assign its rights hereunder to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction from the Holder or to any of its “affiliates”, as that term is defined under the 1934 Act, without the consent of the Borrower. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law; Venue; Attorney’s Fees. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the Commonwealth of Massachusetts or federal courts located in the Commonwealth of Massachusetts. The Borrower hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other agreement, certificate, instrument or document contemplated hereby or thereby by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The prevailing party in any action or dispute brought in connection with this the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

4.7 Purchase Agreement. The Company and the Holder shall be bound by the applicable terms of the Purchase Agreement, Security Agreement, and the documents entered into in connection herewith and therewith.

4.8 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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4.9 Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

4.10 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under the applicable law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under the applicable law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by applicable law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

4.11 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law (including any judicial ruling), then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

4.12 Terms of Future Financings. While this Note or any principal amount, interest or fees or expenses due thereunder remain outstanding and unpaid, the Company shall not enter into any public or private offering of its securities (including securities convertible into shares of Common Stock) with any individual or entity (an “Other Investor”) that has the effect of establishing rights or otherwise benefiting such Other Investor in a manner more favorable in any material respect to such Other Investor than the rights and benefits established in favor of the Holder by this Agreement or the Note unless, in any such case, the Holder has been provided with such rights and benefits pursuant to a definitive written agreement or agreements between the Company and the Holder. This Section 4.12 shall not apply to the Reg A+ Offering.

4.13 Amortization Payments. The Borrower shall make the following amortization payments (each an “Amortization Payment”) in cash to the Holder towards the repayment of this Note, as provided in the following table:

Payment Date:	Payment Amount:
1/21/2022	$121,333.33
2/23/2022	$121,333.33
3/23/2022	$121,333.33
4/22/2022	$121,333.33
5/23/2022	$121,333.33
6/23/2022	$121,333.35

[signature page follows]

8

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on June 24, 2021.

OMNIA WELLNESS INC.

By:	/s/ Jainal Bhuiyan
Name:	Jainal Bhuiyan
Title:	President

9

EXHIBIT A – CONFESSION OF JUDGMENT

(see attached)

Affidavit of Confession of Judgment

COMMONWEALTH OF MASSACHUSETTS
X

AUCTUS FUND, LLC,
Index No.
Plaintiff,
AFFIDAVIT OF CONFESSION OF
- against -		JUDGMENT

OMNIA WELLNESS INC.,	-
Defendant.
X

COMMONWEALTH OF MASSACHUSETTS )
) ss.:

Jainal Bhuiyan, being duly sworn, hereby deposes and says:

1. I am the President of defendant OMNIA WELLNESS INC., a Nevada corporation (“Borrower”). As such, I am fully familiar with all the facts and circumstances recited herein on personal knowledge. Borrower has its principal place of business at 999 18th Street, Suite 3000, Denver, CO 80202. On behalf of the Borrower, I hereby confess judgment in favor of Auctus Fund, LLC (“Auctus Fund”), residing at 545 Boylston Street, 2nd Floor, Boston, MA 02116, in the amount of $650,000.00, less any payments made as of, on or after the date of this affidavit of confession of judgment, plus accrued interest and Default Interest (as defined in the Note (as defined herein)) on said amount and all other applicable penalties under the Note. In no event shall interest payable hereunder exceed the maximum permissible under applicable law.

2. I hereby authorize the federal courts and/or state courts located in the Commonwealth of Massachusetts to enter judgment against Borrower in the amount of in the amount of $650,000.00, less any payments made as of, on or after the date of this affidavit of confession of judgment, plus accrued interest and Default Interest on said amount and all other applicable penalties under the Note, plus the costs and attorneys’ fees that are set forth below, upon Borrower’s failure for any reason to timely make any payment to Auctus Fund called for by the promissory note between of the parties, dated June 24, 2021 (the “Note”), due to the occurrence of an Event of Default (as defined in the Note) under the Note.

3. In order to secure these obligations, Borrower agreed to simultaneously deliver with the execution of the Note this Affidavit of Confession of Judgment.

4. The sums confessed pursuant to this affidavit of confession of judgment are justly due and owing to Auctus Fund under the following circumstances: Borrower entered into the Note pursuant to which Borrower promised to pay to the order of Auctus Fund the principal sum of $650,000.00 plus interest as provided for therein. The amounts confessed by this affidavit represent a promissory note investment by Auctus Fund in Borrower and arise out of Borrower’s breach of its obligations under the Note.

5. Borrower agrees to pay any and all costs and expenses incurred by Auctus Fund in enforcing the terms of this affidavit of confession of judgment, including reasonable attorneys’ fees and expenses at the rate of $475.00 per hour that Auctus Fund incurs or is billed for in connection with enforcing the terms of the affidavit of confession of judgment, entering any Judgment, collecting upon said Judgment, and defending or prosecuting any appeals.

[signature page to follow]

OMNIA WELLNESS INC.

By:	/s/
Name:	Jainal Bhuyain
Title:	President

STATE OF ______________ )
ss.:
COUNTY OF ______________ )

ACKNOWLEDGMENT

On __________, 2021 before me personally came ________________________________________, to me known, who, by me duly sworn, did depose and say that deponent is an officer of OMNIA WELLNESS INC., the corporation described in, and which executed the foregoing affidavit of confession of judgment, that deponent knows the seal of the corporation, that the seal affixed to the affidavit of confession of judgment is the corporation’s seal, that it was affixed by order of the board of directors of the corporation and that deponent signed deponent’s name by like order.

_____________________________

Notary Public

SEAL:

[Signature Page to Affidavit of Confession of Judgment]